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                            ------------------------
                     PROXY STATEMENT/PROSPECTUS SUPPLEMENT
              (TO PROXY STATEMENT/PROSPECTUS DATED APRIL 9, 1997)

                            ------------------------

                        RELATING TO THE COMMON STOCK OF

                            SLM HOLDING CORPORATION
                            (THE "HOLDING COMPANY")

     The following legend is required by the Privatization Act in connection with the offering of securities by the Holding Company, including the Holding Company Common Stock:

OBLIGATIONS OF THE HOLDING COMPANY AND ANY SUBSIDIARY OF THE HOLDING COMPANY ARE NOT GUARANTEED BY THE FULL FAITH AND CREDIT OF THE UNITED STATES AND NEITHER THE HOLDING COMPANY NOR ANY SUBSIDIARY OF THE HOLDING COMPANY IS A
GOVERNMENT-SPONSORED ENTERPRISE (OTHER THAN SALLIE MAE) OR AN INSTRUMENTALITY OF THE UNITED STATES.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

    THE DATE OF THIS PROXY STATEMENT/PROSPECTUS SUPPLEMENT IS MAY 13, 1997.
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                               TABLE OF CONTENTS

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Update to Management -- Holding Company Board of Directors............................     1
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     Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Proxy Statement/Prospectus dated April 9,
1997.

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UPDATE TO MANAGEMENT -- HOLDING COMPANY BOARD OF DIRECTORS

     On May 13, 1997, Mr. William Edward Simms notified the Company that he has determined that he is unable to serve as a director of the Holding Company for personal reasons. Mr. Simms has withdrawn as a person to be appointed as a director of the Holding Company and therefore will not be so named.

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